UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BURLINGTON STORES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Burlington Stores, Inc.

1830 Route 130 North

Burlington, New Jersey 08016

June 6, 2014

Dear Burlington Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Burlington Stores, Inc., which will be held at the company’s corporate offices, located at 1830 Route 130 North, Burlington, New Jersey 08016, on July 18, 2014 at 10:00 a.m. Eastern Time. All holders of shares of our outstanding common stock as of the close of business on May 30, 2014 are entitled to vote at the meeting.

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

Thomas A. Kingsbury

President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the envelope which accompanied the card. Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the accompanying proxy statement for a description of these voting methods. If your shares are held by a bank, brokerage firm or other nominee that holds shares on your behalf and you have not given that nominee instructions to do so, your nominee will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of Burlington’s independent registered certified public accounting firm. We strongly encourage you to vote.

BURLINGTON STORES, INC.

1830 Route 130 North

Burlington, New Jersey 08016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 18, 2014

The Annual Meeting of Stockholders of Burlington Stores, Inc. will be held at the company’s corporate offices, located at 1830 Route 130 North, Burlington, New Jersey 08016, on July 18, 2014 at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect two members of Burlington Stores, Inc.’s Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as Burlington Stores, Inc.’s independent registered certified public accounting firm for the fiscal year ending January 31, 2015;

3.	To obtain non-binding advisory approval of the compensation of Burlington Stores, Inc.’s named executive officers; and

4.	To obtain a non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

The foregoing items of business are more fully described in the accompanying proxy statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is May 30, 2014.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Paul C. Tang, Executive Vice President, General

Counsel and Secretary

Burlington, New Jersey

June 6, 2014

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on July 18, 2014:

This notice of annual meeting of stockholders, the accompanying proxy statement, and our annual report to stockholders are all available at http://www.astproxyportal.com/ast/18550/

BURLINGTON STORES, INC.

1830 Route 130 North

Burlington, New Jersey 08016

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Burlington Stores, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held at the company’s corporate offices, located at 1830 Route 130 North, Burlington, New Jersey 08016, on July 18, 2014 at 10:00 a.m. Eastern Time, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about June 6, 2014 to stockholders entitled to vote at the annual meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are:

1.	to elect two members of Burlington Stores, Inc.’s Board of Directors;

2.	to ratify the appointment of Deloitte & Touche LLP as Burlington Stores, Inc.’s independent registered certified public accounting firm for the fiscal year ending January 31, 2015;

3.	to obtain non-binding advisory approval of the compensation of Burlington Stores, Inc.’s named executive officers; and

4.	to obtain a non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

Each proposal is described in more detail in this proxy statement.

VOTING

Voting Rights

Only stockholders of record of Burlington Stores, Inc.’s (“Burlington”, “the Company”, “we”, “us”, or “our”) common stock on May 30, 2014, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 74,068,067 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and “broker non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the annual meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2015 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of Burlington’s named executive officers (Proposal 3), or the nonbinding advisory vote on the frequency of holding future votes regarding executive compensation (Proposal 4).

The affirmative vote of the holders of a plurality of votes properly cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. Stockholders may not cumulate votes in the election of directors. Proposals 2 and 3 require the approval of the holders of a majority of votes properly cast and entitled to vote on the proposal. For Proposal 4, we will consider the frequency of holding future votes regarding executive compensation selected by the highest number of votes cast to be the recommendation of our stockholders. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

Burlington’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2015 (Proposal 2);

•	FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3); and

•	FOR a frequency of every year on the non-binding advisory vote on the frequency of holding future votes regarding executive compensation (Proposal 4).

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail and your shares will be voted at the annual meeting in the manner you direct. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on July 17, 2014.

In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees for election to the Board of Directors (Proposal 1), FOR the ratification of the appointment of Deloitte & Touch LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2015 (Proposal 2), FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3), FOR the frequency of every year on the non-binding advisory vote on the frequency of holding future stockholder votes on executive compensation (Proposal 4), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the annual meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the annual meeting. Alternatively, you may provide instructions to the nominee that holds your shares to vote by completing, signing and returning the voting instruction form that the nominee provides to you, or by using the voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

If you do not provide voting instructions to your nominee, this results in a broker non-vote and the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3) or the non-binding advisory vote on the frequency of holding future stockholder votes on executive compensation (Proposal 4), but can exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2015 (Proposal 2) and register your shares as being present at the annual meeting for purposes of determining a quorum.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name”, you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Overview of Our Board Structure

We were organized in 2013 under the name Burlington Holdings, Inc. as a Delaware corporation to be the ultimate parent corporation of Burlington Coat Factory Warehouse Corporation (“BCFWC”). BCFWC was initially organized in 1972 as a New Jersey corporation and was reincorporated in 1983 in Delaware when it became a public company. BCFWC was acquired in April 2006 by affiliates of Bain Capital Partners, LLC (along with its associated investment funds, or any successor to its investment management business, “Bain Capital”) in a take private transaction (the “Merger Transaction”). In September 2013, we changed our name to Burlington Stores, Inc. In October 2013, we issued and sold an aggregate of 15,333,333 shares of common stock at a price of $17.00 per share in our initial public offering (the “IPO”).

Following the IPO, affiliates of Bain Capital continue to control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the New York Stock Exchange corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements: (a) that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the New York Stock Exchange; (b) that we have, to the extent applicable, a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; (c) that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) for an annual performance evaluation of the nominating and governance committee and compensation committee.

The Board of Directors has established a Compensation Committee, an Audit Committee and, in May 2014, a Nominating and Corporate Governance Committee. Because we currently avail ourselves of the “controlled company” exception under the New York Stock Exchange rules, neither our Nominating and Corporate Governance Committee nor our Compensation Committee is composed entirely of independent directors. Prior to the establishment of the Nominating and Corporate Governance Committee, nomination and corporate governance functions were performed by the full Board of Directors. The “controlled company” exemption does not modify the independence requirements for our Audit Committee, and we intend to continue to comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the New York Stock Exchange within the applicable time frames. Jordan Hitch, Joshua Bekenstein and Tricia Patrick, each of whom is associated with Bain Capital, serve as three of the six current members of our Board of Directors. The other current members are Thomas A. Kingsbury, our President and Chief Executive Officer, Paul Sullivan and John Mahoney.

Nominees for Election at this Annual Meeting

At the annual meeting, stockholders will consider the election of two (2) directors for terms ending in 2017. The number of directors of the Company is presently fixed at seven (with one Class II vacancy), and the directors are divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III.

The directors in each class are elected for terms of three years so that the term of office of one class of directors expires upon election of their respective successors at each annual meeting. Messrs. Bekenstein and Hitch, each a current Class I director, have been nominated for election by the Board of Directors at the annual meeting.

The proxy holders intend to vote all proxies received by them for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a substitute nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The following sets forth the name, age (as of May 30, 2014) and information regarding the business experience and qualifications of each of the Class I nominees:

Joshua Bekenstein, 55, has served as a member of our Board of Directors since April 2006 and currently serves as a member of our Compensation Committee. Mr. Bekenstein is currently a Managing Director of Bain Capital, having joined the firm at its inception in 1984. Mr. Bekenstein serves as a board member of Bombardier Recreational Products, Bright Horizons Family Solutions, Dollarama, Canada Goose, Bob’s Discount Stores, Gymboree Corp, Michaels Stores, Toys “R” Us and Waters Corporation. Prior to joining Bain Capital, Mr. Bekenstein spent two years as a consultant at Bain & Company. Mr. Bekenstein possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies. Mr. Bekenstein’s service as a member of the boards of directors of several other companies provides him with substantial knowledge of a full range of corporate and board functions.

Jordan Hitch, 47, has served as a member of our Board of Directors since April 2006 and currently serves as a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Hitch is currently a Managing Director of Bain Capital, having joined the firm in 1997. Mr. Hitch serves as a board member of Guitar Center, Gymboree Corp and Bright Horizons Family Solutions. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the election of Joshua Bekenstein and Jordan Hitch.

Directors Continuing in Office

The following sets forth the name, age (as of May 30, 2014) and information regarding the business experience and qualifications of each of the directors who will continue in office after the annual meeting:

Class II Director—Term Expiring at the 2015 Annual Meeting

Thomas A. Kingsbury, 61, has served as our President and Chief Executive Officer, and on our Board of Directors, since December 2008. Mr. Kingsbury was appointed Chairman of the Board in May, 2014. Prior to joining us, Mr. Kingsbury served as Senior Executive Vice President—Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation from August 2006 to December 2008. Prior to joining Kohl’s, Mr. Kingsbury served in various management positions with The May Department Stores Company, an operator of department store chains, commencing in 1976 and as President and Chief Executive Officer of the Filene’s division since February 2000. Mr. Kingsbury’s day-to-day leadership and experience as our President and Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

Class III Directors—Terms Expiring at the 2016 Annual Meeting

Tricia Patrick, 33, has served as a member of our Board of Directors since November 2012 and currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Ms. Patrick is a Principal in the Private Equity Group of Bain Capital, having joined the firm in 2004. Prior to joining Bain Capital, Ms. Patrick was an investment professional in the Private Equity Group of Goldman, Sachs & Co. from 2002 to 2004. Ms. Patrick serves as a board member of Bob’s Discount Stores. Ms. Patrick possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.

Paul J. Sullivan, 66, has served as a member of our Board of Directors since November 2012 and currently serves as the Chairman of the Audit Committee. Mr. Sullivan was a partner at PricewaterhouseCoopers LLP from 1983 until his retirement in July 2009. At PricewaterhouseCoopers LLP, Mr. Sullivan served as a member of the Board of Partners, Chair of the Finance Committee, and a member of the Management Evaluation and Compensation, Admissions and Strategy Committees. Since retiring, Mr. Sullivan has pursued personal interests. Mr. Sullivan is a certified public accountant. Mr. Sullivan possesses valuable financial expertise, including extensive experience in corporate finance and accounting and extensive experience providing audit and financial reporting services to numerous organizations.

John Mahoney, 63, has served as a member of our Board of Directors since December 2013 and currently serves as a member of our Audit Committee and the Chairman of our Nominating and Corporate Governance Committee. Mr. Mahoney also serves as a member of the board of directors of Bloomin’ Brands, Inc., Michaels Stores and Chico’s FAS. Mr. Mahoney served as Vice Chairman of Staples, Inc. from January 2006 until retiring in July 2012. While at Staples, Mr. Mahoney served as Chief Financial Officer from September 1996 to January 2012, Executive Vice President, Chief Administrative Officer and Chief Financial Officer from October 1997 to January 2006 and Executive Vice President and Chief Financial Officer from September 1996 to October 1997. Before joining Staples, Mr. Mahoney was a partner with the accounting firm of Ernst & Young LLP where he worked for 20 years, including service in the firm’s National Office Accounting and Auditing group. Mr. Mahoney is a certified public accountant. Mr. Mahoney possesses valuable financial expertise, including extensive experience in corporate finance and accounting and extensive experience providing audit and financial reporting services to numerous organizations.

Executive Officers of the Company

Set forth below is the name, age (as of May 30, 2014) and certain information regarding each of our current executive officers, other than Mr. Kingsbury, whose biographical information is presented above.

Fred Hand—Executive Vice President of Stores. Mr. Hand, 50, has served as our Executive Vice President of Stores since February 2008. Prior to joining us, Mr. Hand served as Senior Vice President, Group Director of Stores of Macy’s, Inc. from March 2006 to February 2008. From 2001 to 2006, Mr. Hand served as Senior Vice President, Stores and Visual Merchandising of Filene’s Department Stores. Mr. Hand held various other positions at The May Department Stores Company from 1991 to 2001, including Area Manager, General Manager, and Regional Vice President.

Joyce Manning Magrini—Executive Vice President—Human Resources. Ms. Magrini, 59, has served as our Executive Vice President—Human Resources since November 2009. Prior to joining us, Ms. Magrini served as Executive Vice President—Administration of Finlay Jewelry since June 2005. From March 1999 to June 2005, Ms. Magrini served as Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources of Finlay Jewelry. Ms. Magrini held various human resources and customer service positions at Macy’s from 1978 through December 1994.

Hobart Sichel—Executive Vice President and Chief Marketing Officer. Mr. Sichel, 49, has served as our Executive Vice President and Chief Marketing Officer since May 2011. Prior to joining us and since 1998, Mr. Sichel was at McKinsey & Company, where he was most recently a Principal and co-led McKinsey’s Retail Marketing practice in North America. Prior to 1998, Mr. Sichel worked in various capacities across consumer-facing industries including retail, e-Commerce, packaged goods, financial services, and media.

Todd Weyhrich—Executive Vice President and Chief Financial Officer. Mr. Weyhrich, 50, has served as our Executive Vice President and Chief Financial Officer since August 2007. Prior to joining us, Mr. Weyhrich served as Chief Financial Officer of Arby’s Restaurant Group, Inc. from May 2004 to June 2006. From February 2003 to August 2003, he served as Senior Vice President—Merger Integration of The Sports Authority and

served as Senior Vice President—Chief Accounting Officer and Logistics from February 2001 to February 2003. Prior to that, Mr. Weyhrich was Senior Vice President—Finance and Logistics from 2000 to 2001 and Vice President—Controller from 1995 to 2000 of Pamida Holdings Corporation, which became a wholly-owned subsidiary of ShopKo Stores, Inc. in July 1999. Prior to that, Mr. Weyhrich served in various capacities, most recently as Senior Audit Manager, with Deloitte & Touche LLP from 1985 to 1995.

Paul Metcalf—Executive Vice President and Chief Merchandising Officer. Mr. Metcalf, 53, has served as our Executive Vice President and Chief Merchandising Officer since April 2012. Prior to joining us, Mr. Metcalf was with the TJX Companies, Inc., serving as that company’s Senior Vice President, Chief Merchandising Officer—Women’s Apparel from October 2008 through December 2011 and General Merchandise Manager, Men’s from October 2006 through October 2009. From 1987 through 2006, Mr. Metcalf worked in various merchandising positions within The May Department Stores Company.

Marc Katz—Executive Vice President, Merchandising Support and Information Technology. Mr. Katz, 49, has served as our Executive Vice President, Merchandising Support and Information Technology since April 2011. From December 2009 through April 2011, Mr. Katz served as our Executive Vice President of Merchandise Planning and Allocation. From the commencement of his employment with us in July 2008 through December 2009, Mr. Katz served as our Executive Vice President and Chief Accounting Officer. Prior to joining us, Mr. Katz served as Executive Vice President and Chief Financial Officer of A.C. Moore Arts & Crafts, Inc., a specialty retailer of arts, crafts and floral merchandise, from September 2006 to June 2008. Prior to his employment with A.C. Moore, Mr. Katz held various positions with Foot Locker, Inc., a specialty retailer of athletic footwear, apparel and related items, including most recently as Senior Vice President and Chief Information Officer, from June 1997 to September 2006. Prior to his employment with Foot Locker, Mr. Katz served for eight years in various financial positions at The May Department Stores Company.

Paul C. Tang—Executive Vice President, General Counsel and Secretary. Mr. Tang, 61, has served as our General Counsel since 1993. He was appointed Executive Vice President in 1999 and Secretary in 2001. From 1989 to 1993, Mr. Tang was a partner in the law firm of Reid & Priest. From 1987 to 1988, he was a partner of the law firm of Milstein & Tang. From 1980 to 1987, Mr. Tang was an attorney at the law firm of Phillips Nizer, where he became a partner in 1985.

Mike Metheny—Executive Vice President, Supply Chain, Procurement and Profit Improvement. Mr. Metheny, 47, has served as our Executive Vice President, Supply Chain, Procurement and Profit Improvement since April 2012. From the commencement of his employment with us in November 2009 through April 2012, Mr. Metheny served as our Senior Vice President of Supply Chain. From 2007 to December 2009, Mr. Metheny was at A.C. Moore Arts and Crafts, Inc., where he most recently served as Senior Vice President of Supply Chain. Prior to 2007 and since 1990, Mr. Metheny worked in various management positions within the operations and distribution organizations of Macy’s and The May Department Stores Company.

Independent Directors

As a controlled company, our Board of Directors is not required to consist of a majority of directors who meet the definition of independent under NYSE listing requirements, but the Audit Committee is currently required to and does consist of a majority of directors meeting the NYSE standards for independent audit committee members. The Audit Committee is required to consist solely of independent directors by the first anniversary of the IPO in October 2014.

Our Corporate Governance Guidelines provide that after we cease to be a controlled company and following any permissible phase-in period, our Board of Directors should consist of a majority of independent directors. Under our Corporate Governance Guidelines, our Board of Directors will determine the independence of a director according to the definitions of “independent director” included in pertinent listing standards of the NYSE and other relevant laws, rules and regulations. The Board of Directors has affirmatively determined that Mr. Sullivan and Mr. Mahoney, each of whom serve on our Audit Committee, are independent under the criteria established by the NYSE for director independence and for audit committee membership.

Board Committees and Meetings

During our fiscal year ended February 1, 2014, the Board of Directors held four meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served, except for Mr. Mahoney who first joined the Board of Directors in December 2013 and attended his first Board of Directors meeting on March 30, 2014.

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter is available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.”

The members of the committees, as of the date of this proxy statement, are identified in the following table:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Joshua Bekenstein		X
Jordan Hitch		X	X
Tricia Patrick	X		X
Paul J. Sullivan	Chair
John Mahoney	X		Chair

Audit Committee

The purpose of the Audit Committee is set forth in the Audit Committee charter and is primarily to assist the Board of Directors to fulfill its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee held ten meetings during our fiscal year ended February 1, 2014. Mr. Sullivan was determined by our Board of Directors to be an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K. All of the members of the Audit Committee meet the requirements for financial literacy under applicable rules and regulations.

Compensation Committee

As set forth in its charter, the Compensation Committee’s primary purpose and responsibilities are:

•	to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board of Directors for approval individuals qualified to become Chief Executive Officer of the Company;

•	to recommend to the Board of Directors for approval total compensation for the members of the Board and to approve total compensation for senior executives, including oversight of all senior executive benefit plans;

•	to oversee the Company’s general incentive compensation plans and equity based plans; and

•	to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

For additional description of the Compensation Committee’s processes and procedure for consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis.” The Compensation Committee held one meeting during our fiscal year ended February 1, 2014.

Nominating and Corporate Governance Committee

As set forth in its charter, the Nominating and Corporate Governance Committee’s primary purpose and responsibilities are:

•	to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board of Directors and recommend to the Board of Directors such individuals as nominees to the Board of Directors for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.

As it was established in May 2014, the Nominating and Corporate Governance Committee held no meetings during our fiscal year ended February 1, 2014.

Nominees for the Board of Directors

Nomination functions were performed by the full Board of Directors until the recent formation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service, if the Board of Directors decides not to re-nominate a member for re-election or if the Board elects to increase the size of the Board by adding a new member, the Nominating and Corporate Governance Committee will then identify the desired skills and experience of a new nominee. The Nominating and Corporate Governance Committee may, in its discretion, also engage a consultant or search firm to assist in identifying qualified individuals.

As set forth in our Corporate Governance Guidelines, it is the policy of our Board of Directors that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. It is also the policy of the Board of Directors that the composition of the Board of Directors and each of its committees at all times adhere to the standards of independence required by the NYSE and applicable law and reflect a range of talents, ages, skills, character, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, and the industries in which we operate sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. Our directors must be able to dedicate the time necessary for the diligent performance of their duties, including preparing for and attending board and applicable committee meetings. In this respect, our Corporate Governance Guidelines provide that all directors with full-time jobs should not serve on the boards of more than three other public companies, and the Board of Directors believes that no person should serve on more than five other boards of public companies in addition to our Board, provided, however, that this restriction does not apply to those directors with full-time jobs that require the director to serve on the boards of other companies.

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders. In order to nominate a director for election to the Board of Directors, stockholders must follow the procedures set forth in our Bylaws, including timely receipt by the Secretary of the Company of notice of the nomination and certain required disclosures with respect both to the nominating stockholder and the recommended director nominee. The Nominating and Corporate Governance Committee will evaluate candidates for the position of director properly recommended by stockholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third party sources.

Board Leadership Structure

Thomas A. Kingsbury, the Company’s President and Chief Executive Officer, was elected as Chairman by the Board of Directors in May 2014. The Company’s Corporate Governance Guidelines provide that the Board of Directors retains the right to exercise its discretion to combine or separate the offices of Chairman and Chief Executive Officer. Such a determination would be made depending on what is in the best interest of the Company in light of all circumstances. In the event that the Company has an executive Chairman, the Company’s Corporate Governance Guidelines permits the Board of Directors to designate one of the independent directors to serve in a lead capacity to coordinate the activities of the other independent Directors and to perform the duties and responsibilities as the Board of Directors may determine from time to time. Again, such a determination would be made depending on what is in the best interest of the Company in light of all circumstances. As of May 30, 2014, the Company has not appointed an independent director in a lead capacity.

With the appointment of Mr. Kingsbury as the Chairman of the Board, the positions of Chairman and Chief Executive Officer are now combined. We believe that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Moreover, our Chief Executive Officer is able to effectively communicate Board strategy to the other members of management and efficiently implement Board directives.

The Board believes its current leadership structure is appropriate at this time. The Board of Directors expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Board’s Role in Risk Oversight

Our Board of Directors has delegated to the Audit Committee oversight of our risk management process. Our board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. In addition, we have adopted a written Code of Ethics for the

Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) which applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other designated members of our management. Copies of each code are available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.” The information contained on our website does not constitute a part of this proxy statement. We will provide any person, without charge, upon request, a copy of our Code of Business Conduct or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Counsel at the following address: Burlington Stores, Inc., 1830 Route 130 North, Burlington, New Jersey 08016. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct or the Code of Ethics by posting such information on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.”

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with the Board of Directors, the non-management directors or the independent directors as a group or specified individual directors by writing to such individual or group care of our Secretary at the following address: Burlington Stores, Inc., 1830 Route 130 North, Burlington, New Jersey 08016. Our Secretary will forward all correspondence to the relevant group or individual.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines is available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.”

Director Attendance at Annual Meeting of Stockholders

We invite all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders. The Company did not hold an annual meeting of stockholders during 2013.

Director Compensation

Jay Margolis resigned from our Board of Directors in April 2013 and Mr. Mahoney was elected to our Board of Directors in December 2013. Other than Paul Sullivan and Messrs. Margolis and Mahoney, the members of our Board of Directors were not separately compensated for their services as directors during fiscal 2013. Compensation provided to Mr. Kingsbury in his capacity as an executive officer is provided in the Summary Compensation Table below. All directors, however, are entitled to receive reimbursement for out-of-pocket expenses incurred in connection with rendering such services.

Mr. Margolis received an annual fee of $30,000 as compensation for his services as a director, payable in equal quarterly installments (and pro-rated for partial quarters). In addition, Mr. Margolis received options to purchase 22,000 shares under the Burlington Holdings, Inc. 2006 Management Incentive Plan (as amended, the “2006 Incentive Plan”) in connection with his election to our Board of Directors in December 2009. The Compensation Committee approved an amendment to Mr. Margolis’ option agreement in connection with his resignation from our Board of Directors to provide that options that have not vested at the time of resignation continue to vest in accordance with the vesting schedule set forth therein. 40% of Mr. Margolis’ options vested on December 15, 2011, 20% of his options vested on December 15, 2012, 20% of his options vested on December 15, 2013 and 20% of his options will vest on December 15, 2014.

Mr. Sullivan’s annual fees as compensation for his services as a director and as compensation for his services as Chairman of the Audit Committee were increased in December 2013 from $30,000 and $15,000, respectively, to $50,000 and $20,000, respectively. Mr. Sullivan’s fees are payable in equal quarterly installments (and pro-rated for partial quarters). In addition, Mr. Sullivan received options to purchase 22,000 shares under the 2006

Incentive Plan in connection with his election to our Board of Directors in November 2012. 40% of these options will vest on November 12, 2014 and the remainder of these options will vest 20% on each of November 12, 2015, November 12, 2016 and November 12, 2017.

Mr. Mahoney receives an annual fee of $50,000 as compensation for his services as a director and an annual fee of $10,000 as compensation for his services as a member of the Audit Committee, each of which is payable in equal quarterly installments (and pro-rated for partial quarters). In addition, Mr. Mahoney received 3,456 shares of restricted stock pursuant to the 2006 Incentive Plan in connection with his election to our Board of Directors in December 2013. One-third of these shares will vest on each of December 16, 2014, December 16, 2015 and December 16, 2016.

The table below summarizes the compensation paid to Messrs. Margolis, Mahoney and Sullivan during fiscal 2013:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jay Margolis (3)	5,500	(5)	—	32,052	—	—	—	37,552
Paul Sullivan (4)	48,611		—	71,337	—	—	—	119,948
John Mahoney	7,833	(6)	99,982	—	—	—	—	107,815

(1)	Represents the aggregate grant date fair value of awards of restricted shares of our common stock. The amount shown was calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in Note 12 (entitled “Stock Option and Award Plans and Stock-Based Compensation”) to our February 1, 2014 Consolidated Financial Statements.
(2)	Represents the incremental value of the modifications described below under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” The amounts shown were calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in Note 12 (entitled “Stock Option and Award Plans and Stock-Based Compensation”) to our February 1, 2014 Consolidated Financial Statements. The amount of compensation, if any, actually realized from the exercise and sale of vested options will depend on numerous factors, including the continued service of the director with respect to Mr. Sullivan during the vesting period of the award and the amount by which the share price on the day of exercise and sale exceeds the option exercise price.
(3)	As of February 1, 2014, Mr. Margolis had 13,211 options outstanding. Mr. Margolis resigned from our Board of Directors on April 10, 2013.
(4)	As of February 1, 2014, Mr. Sullivan had 22,000 options outstanding.
(5)	Represents the pro rata portion of Mr. Margolis’ annual fee as compensation for his services as a director for the period of fiscal 2013 for which he was a director.
(6)	Represents the pro rata portion of Mr. Mahoney’s annual fee as compensation for his services as a director and the pro rata portion of his annual fee as compensation for his services as a member of the Audit Committee, in each case, for the period of fiscal 2013 for which he was a director.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2015. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP (D&T), the member firms of Deloitte Touche Tohmatsu and their respective affiliates, our independent registered public accounting firm, for the fiscal years ended February 1, 2014 (fiscal 2013) and February 2, 2013 (fiscal 2012):

	2013	2012
	(in thousands)
Audit Fees (1)	$2,729	$2,144
Audit-Related Fees (2)	258	192
Tax Fees (3)	423	405

Total	$3,410	$2,741

(1)	Audit Fees—represents fees associated with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States) and statutory audits. The 2013 audit fees also include fees associated with the Company’s initial public offering completed in October 2013.
(2)	Audit-Related Fees—represents fees for services that are normally provided by our independent registered public accounting firm in connection with refinancing transactions.
(3)	Tax Fees—represents fees incurred in connection with a strategic tax review, the filing of tax returns, and other tax consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In accordance with its charter, the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by D&T. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of D&T. All services provided by D&T during fiscal 2013 and fiscal 2012 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as Burlington’s independent registered certified public accounting firm for the fiscal year ending January 31, 2015.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We are required to provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is commonly referred to as a “say-on-pay” vote.

The Compensation Discussion and Analysis beginning on page 18 and the compensation tables and narrative discussion beginning on page 26 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for fiscal 2013. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Burlington Stores, Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	provide each named executive officer with compensation opportunities that are competitive with the compensation opportunities available to executives in comparable positions at companies with whom we compete for talent;

•	tie a significant portion of each named executive officer’s compensation to our financial performance; and

•	promote and reward the achievement of objectives that our Board of Directors believes will lead to long-term growth in stockholder value.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. We believe that our performance demonstrates the effectiveness of our compensation program.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on Burlington, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of Burlington’s named executive officers.

PROPOSAL NO. 4

ADVISORY VOTE ON THE

FREQUENCY OF HOLDING FUTURE VOTES REGARDING EXECUTIVE COMPENSATION

General

Our stockholders are also entitled to cast an advisory vote to indicate the frequency with which we should hold future advisory votes regarding executive compensation, commonly referred to as “say-on-pay” votes. Stockholders may vote whether to hold “say-on-pay” votes every one, two or three years. Stockholders also have the option to abstain from voting on this matter. We will consider the interval selected by the highest number of votes cast to be the recommendation of our stockholders.

The Board of Directors believes at this time that “say-on-pay” votes should be held every year. Holding an annual advisory vote provides us with more direct and immediate insight into our stockholders’ views on our executive compensation program.

Although this advisory vote is not binding on the Board of Directors, the Board of Directors values stockholder views as to what is an appropriate frequency for advisory “say-on-pay” votes. We will carefully review the voting results on this proposal. Notwithstanding the Board of Director’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to vary its practice on the frequency of advisory “say-on-pay” votes.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR every year for the frequency of holding future votes regarding executive compensation.

OWNERSHIP OF SECURITIES

The following table describes the beneficial ownership of Burlington Stores, Inc. common stock as of May 30, 2014 by each person known to us to beneficially own more than 5% of Burlington Stores, Inc.’s common stock, each director, each named executive officer in the “Summary Compensation Table,” and all current directors and executive officers as a group. The beneficial ownership percentages reflected in the table below are based on 74,068,067 shares of our common stock outstanding as of May 30, 2014.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

NAME OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
Bain Capital and related funds (2)	42,623,639	57.6
Citadel Advisors LLC (3)	5,305,306	7.2
Adage Capital Partners, L.P. (4)	3,727,769	5.0
Thomas Kingsbury (5)	1,112,221	1.5
Todd Weyhrich	244,210	*
Paul Metcalf (6)	143,000	*
Fred Hand	234,873	*
Marc Katz (7)	227,713	*
Joshua Bekenstein (8)	—	—
Jordan Hitch (9)	—	—
Tricia Patrick (9)	—	—
Paul J. Sullivan	5,882	*
John Mahoney	3,456	*
Executive Officers and Directors as a Group (14 persons) (10)	2,497,811	3.4

*	Less than 1%
(1)	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: voting power which includes the power to vote, or to direct the voting of, such security; and/or investment power which includes the power to dispose, or to direct the disposition of, such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on May 30, 2014 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person. The address of our executive officers, Mr. Sullivan and Mr. Mahoney is c/o Burlington Stores, Inc., 1830 Route 130 North, Burlington, New Jersey 08016.
(2)

The shares included in the table consist of: (i) 21,750,508 shares of common stock held by Bain Capital Integral Investors, LLC (“Integral”), of which Bain Capital Investors, LLC (“BCI”) is the administrative member; (ii) 20,357,917 shares of common stock held by Bain Capital Fund IX, LLC (“Fund IX”), of which BCI is the general partner of Bain Capital Partners IX, L.P., who is the general partner of Bain Capital Fund IX, L.P., who is the sole member of Fund IX, (iii) 505,128 shares of common stock held by BCIP TCV, LLC (“BCIP TCV”), of which BCI is the administrative member and (iv) 10,086 shares of common stock held by BCIP Associates-G (“BCIP-G”), of which BCI is the managing partner. As a result of the relationships described above, BCI may be deemed to share beneficial ownership of the shares held by each of Integral, Fund IX, BCIP TCV and BCIP-G (collectively, the “Bain Capital Entities”). The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital

Entities is directed by BCI’s Global Private Equity Board (“GPEB”), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, Paul Edgerley, Stephen Pagliuca, Michel Plantevin, Dwight Poler, Jonathan Zhu and Stephen Zide. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. Each of the Bain Capital Entities has an address c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.
(3)	As reported in a Schedule 13G filed with the SEC on May 8, 2014 by Citadel Advisors LLC, Citadel Advisors Holdings II LP, Citadel GP LLC and Kenneth Griffin (collectively, the “Citadel Reporting Persons”), Citadel Advisors LLC may be deemed to beneficially own 5,280,706 shares of common stock, Citadel Advisors Holdings II LP may be deemed to beneficially own 5,299,735 shares of common stock, and Citadel GP LLC and Kenneth Griffin may be deemed to beneficially own 5,305,306 shares of Common Stock. The number of shares of common stock held by the Citadel Reporting Persons may have changed since the filing of the Schedule 13G. Each of the Citadel Reporting Persons has an address c/o Citadel LLC, 131 South Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(4)	As reported in a Schedule 13G filed with the SEC on May 23, 2014 by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors , L.L.C., Robert Atchinson and Phillip Gross (collectively, the “Adage Reporting Persons”), each of the Adage Reporting Persons beneficially own 3,727,769 shares of common stock. The number of shares of common stock held by the Adage Reporting Persons may have changed since the filing of the Schedule 13G. The address of the business office of each of the Adage Reporting Persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.
(5)	Includes 110,000 shares of common stock that can be acquired upon the exercise of options exercisable on May 30, 2014 or within 60 days thereafter.
(6)	Includes 88,000 shares of common stock that can be acquired upon the exercise of options exercisable on May 30, 2014 or within 60 days thereafter.
(7)	Includes 22,011 shares of common stock that can be acquired upon the exercise of options exercisable on May 30, 2014 or within 60 days thereafter.
(8)	Does not include shares of common stock held by the Bain Capital Entities. Mr. Bekenstein is a Managing Director of BCI and a member of GPEB and as a result, and by virtue of the relationships described in footnote (2) above, may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Mr. Bekenstein is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.
(9)	Does not include shares of common stock held by the Bain Capital Entities. Mr. Hitch is a Managing Director of BCI and Ms. Patrick is a Principal of BCI and as a result may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Mr. Hitch and Ms. Patrick is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.
(10)	Includes our current directors (Ms. Patrick and Messrs. Kingsbury, Bekenstein, Hitch, Mahoney and Sullivan) and our current executive officers (Joyce Manning Magrini, Bart Sichel, Paul Tang, Michael Metheny and Messrs. Kingsbury, Weyhrich, Metcalf, Hand, and Katz).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who own more than 10% of a company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of these forms and written representations from our executive officers, directors, chief accounting officer and Bain Capital, we believe that our executive officers, directors, chief accounting officer and Bain Capital complied with all Section 16(a) filing requirements during fiscal 2013 except that, due to an administrative oversight, Thomas A. Kingsbury filed a late Form 3 reporting his initial beneficial ownership of shares of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our most highly compensated executive officers as of February 1, 2014 which consists of our (i) President and Chief Executive Officer, (ii) Executive Vice President and Chief Financial Officer, (iii) Executive Vice President and Chief Merchandising Officer, (iv) Executive Vice President of Stores and (v) Executive Vice President, Merchandising Support and Information Technology (collectively, our “named executive officers”). The specific amounts paid or payable to our named executive officers are disclosed in the tables and narrative following this Compensation Discussion and Analysis. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Note on Presentation

Prior to our initial public offering in October 2013, but giving effect to the 11-for-1 split effected in connection therewith, we granted equity awards in units of common stock, each unit consisting of 99 shares of Class A common stock and one share of Class L common stock. Immediately prior to the initial public offering, each outstanding share of our Class A common stock was automatically cancelled, each outstanding share of our Class L common stock was automatically converted into one share of our Class A common stock, effected for the 11-for-1 split, and then reclassified into common stock. Unless otherwise indicated, all share numbers given below give effect to this reclassification.

Setting Named Executive Officer Compensation

Currently comprised of Messrs. Hitch and Bekenstein, the Compensation Committee (the “Committee”) of our Board of Directors is tasked with discharging our Board of Directors’ responsibilities related to oversight of the compensation of our named executive officers and ensuring that our executive compensation program meets our corporate objectives.

The Committee (and, in some cases, our entire Board of Directors) makes decisions regarding salaries, annual incentive awards and long-term equity incentives for our named executive officers. The Committee is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this review and evaluation, as well as on input from our chief executive officer regarding the performance of our other named executive officers and his recommendations as to their compensation, the Committee, as authorized by our Board of Directors, determines and approves our named executive officers’ compensation. Our named executive officers do not play a role in their own compensation determinations.

Role of Stockholder Say-on-Pay Votes

This annual meeting of stockholders will be the first annual meeting of stockholders as a publicly-traded company since the completion of our initial public offering. At this annual meeting, our stockholders will be provided with an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules (Proposal 3). This vote is commonly referred to as a “say-on-pay” vote. The Committee will review and consider the results of the say-on-pay vote in connection with its regular evaluations of our executive compensation program. In addition, our stockholders will also be provided with an opportunity to cast an advisory (non-binding) vote on the frequency of say-on-pay votes (Proposal 4).

Compensation Consultant, Peer Group Comparison & Benchmarking

From time to time, the Committee has worked internally to informally ascertain best practices in the design of our executive compensation programs but has not utilized any benchmarking in designing or setting executive compensation during fiscal 2013. The Committee has generally been focused on incentivizing and rewarding internal results and has not generally engaged in any peer group or market review in the design of our executive compensation programs. Compensation consultants did not play any role in determining or recommending the amount or form of executive and director compensation in fiscal 2013.

Objectives of Our Compensation Program

Our overall objective is to have a compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and motivate such executive officers to increase our value. We believe that, in order to achieve that objective, our program must:

•	provide each named executive officer with compensation opportunities that are competitive with the compensation opportunities available to executives in comparable positions at companies with whom we compete for talent;

•	tie a significant portion of each named executive officer’s compensation to our financial performance; and

•	promote and reward the achievement of objectives that our Board of Directors believes will lead to long-term growth in stockholder value.

New Members of Our Management Team

We did not add any new executive officers during fiscal 2013. Paul Metcalf, our Executive Vice President and Chief Merchandising Officer, joined us during fiscal 2012 in line with our overall goal of attracting superior talent. Consequently, the process for determining the compensation of Mr. Metcalf was significantly influenced by our need to attract new and additional talent.

Prior to hiring a new executive officer to fill a vacant or a newly created position, we typically described the responsibilities of the position and the skills and level of experience required for the position to one or more national executive search firms. The search firm(s) informed us about the compensation ranges of executives in positions with similar responsibilities at comparable companies, and provided us with guidance as to how different skills and levels of experience impact those compensation ranges. By using the information obtained from the search firms, as well as information obtained from compensation surveys, the Committee determined target compensation ranges for the positions we were seeking to fill, taking into account the individual candidates’ particular skills and levels of experience. In specific circumstances, when making an offer to a new executive officer, the Committee also considered other factors such as the amount of unvested compensation that the executive officer had with his former employer.

By using information provided by one or more search firms, the Committee sought to ensure that the compensation information considered was both comprehensive and reliable. The Committee would most likely use a similar process in seeking to fill new executive officer positions, as it has enabled us to attract superior individuals for key positions by providing for reasonable and competitive compensation.

Elements of Compensation

Our executive compensation program utilizes three primary integrated elements to accomplish the objectives described above:

•	Base salary: Each of our named executive officers receives a base salary in the form of cash as part of total compensation, which provides a fixed and competitive form of annual compensation for the performance of primary responsibilities at a level consistent with each executive’s experience and executive role. Base salaries are designed to provide competitive compensation to attract and retain exceptional executive talent.

•	Annual incentive awards: Each of our named executive officers is eligible to receive annual performance-based cash incentives, which are designed to reward our executives upon achieving or exceeding specific annual performance goals using performance metrics approved by the Committee and that we believe are appropriate measures of operational and financial performance.

•	Long-term equity incentives: Long-term incentive awards are designed to attract and retain a highly qualified executive team, align executive rewards with stockholder interests, provide an incentive for our executives to achieve appropriately challenging long-range performance goals, and allow our executives to share in the value created for our stockholders.

We believe that we can meet the objectives of our executive compensation program by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executive officers. Actual compensation levels are a function of both corporate and individual performance as described under each compensation element below. In making compensation determinations, the Committee considers, among other things, the competitiveness of compensation both in terms of individual pay elements and the aggregate compensation package.

Mix of Total Compensation

In regard to the allocation of the various pay elements within the total compensation program, no formula or specific weightings or relationships are used. Cash compensation includes base salary and annual incentive awards which, for our named executive officers, are targeted to a percentage of base salary to emphasize performance-based compensation, rather than salaries or other forms, which are fixed compensation. Perquisites and other types of non-cash benefits are used on a limited basis and generally represent only a small portion of total compensation for our named executive officers. Equity compensation includes long-term incentives, which provide a long-term capital appreciation element to our executive compensation program and are not performance-based.

Base Salary

We provide our named executive officers with base salary in the form of fixed cash compensation to compensate them for services rendered during the fiscal year. The base salary of each of our named executive officers is reviewed for adjustment annually by the Committee. Generally, in making a determination of whether to make base salary adjustments, the Committee considers the following factors:

•	our success in meeting our strategic operational and financial goals;

•	each named executive officer’s individual performance;

•	length of service to us of such named executive officer;

•	changes in scope of responsibilities of such named executive officer; and

•	competitive market compensation paid by other companies for similar positions.

In addition, the Committee considers internal equity within our organization and, when reviewing the base salaries of our named executive officers, their current aggregate compensation.

Mr. Metcalf was hired by us during fiscal 2012 with an annual base salary of $600,000. Messrs. Katz, Kingsbury, Hand and Weyhrich were hired by us during fiscal 2009, fiscal 2009, fiscal 2008 and fiscal 2008, respectively. Accordingly, their initial base salaries were determined through the “executive search firm” process described above under the caption entitled “New Members of Our Management Team.” Effective as of November 2007, Mr. Weyhrich received an increase in salary of $100,000 to reflect his promotion to Chief Financial Officer. Mr. Weyhrich was appointed as our Chief Financial Officer in November 2007 after having served as our interim Chief Financial Officer since the commencement of his employment with us in August 2007.

The base salaries of each of our named executive officers in fiscal years after the fiscal year in which they were hired are subject to annual review by the Committee. Effective January 20, 2013, Mr. Kingsbury’s base salary was increased by approximately $39,000 in recognition of the additional tax imposed on him as a result of the withholding of New York State income tax from his wages. The Committee reviewed the annual base salary rates of Messrs. Metcalf, Katz, Hand, Weyhrich and Kingsbury and, pursuant to its review, increased each of their then current salaries by 2.5%, effective April 28, 2013.

Annual Incentive Awards

Annual incentive awards are an important part of the overall compensation we pay our named executive officers. Unlike base salary, which is fixed, annual incentive awards are paid only if specified performance levels are achieved. We believe that annual incentive awards encourage our named executive officers to focus on specific short-term business and financial goals. Our named executive officers are eligible to receive annual cash incentive awards under our annual incentive plan (“Bonus Plan”).

Under our Bonus Plan, each named executive officer has an annual incentive target expressed as a percentage of his base salary. The annual incentive target for Messrs. Metcalf, Katz, Hand and Weyhrich is 75% of each named executive officer’s base salary and the annual incentive target for Mr. Kingsbury is 125% of his base salary. As described below, each named executive officer’s annual incentive award is based on a combination of our Adjusted EBITDA results (as further adjusted for certain discrete items) and comparable store sales results (collectively, the “Financial Component”) and his personal performance (“Performance Component”). We believe that this methodology more closely aligns the named executive officer’s interests with our stockholders’ interests while also rewarding each of the named executive officers for his individual performance. Our calculation of Adjusted EBITDA for fiscal 2013 is included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for fiscal 2013.

The Financial Component is based 50% on our Adjusted EBITDA results (as further adjusted for certain discrete items) and 50% on our comparable store sales results. Although our Adjusted EBITDA results and comparable store sales results are measured separately, Adjusted EBITDA must meet or exceed a predetermined threshold Adjusted EBITDA in order for any bonus payment to be made under the Bonus Plan.

In determining each portion of the Financial Component, (i) achievement at a predetermined target approved by the Compensation Committee would result in a potential payout at the target level; (ii) if actual results are less than the established target but greater than the predetermined threshold approved by the Compensation Committee, each named executive officer would be eligible for an incentive bonus equivalent to a fractional share of his target bonus determined by the proportion of the actual results achieved in relation to the target; and (iii) if actual results are greater than the target, each named executive officer would be eligible for his target bonus plus an additional bonus payment equivalent to a percentage of every dollar above the target (not subject to any maximum amount). If Adjusted EBITDA is less than the threshold Adjusted EBITDA, no bonus would be payable.

Once the Committee assesses the Financial Component, specific payments to each named executive officer depend on the Committee’s rating of his personal performance. A rating of “Meets Expectations” (meaning that the named executive officer has generally met his individual performance objectives for the year), “Exceeds Expectations” (meaning that a named executive officer has exceeded his individual performance objectives) or “Outstanding” (meaning that a named executive officer has substantially exceeded his individual performance objectives) will result in the named executive officer being eligible to receive up to 100% of his target bonus. Where a named executive officer is rated below “Meets Expectations,” no bonus would be payable. Notwithstanding the foregoing formulas, the Committee has the discretion to pay more or less than the formula amount to any named executive officer.

Following the conclusion of fiscal 2013, the Committee assessed the Financial Component and the Performance Component. Our actual Adjusted EBITDA for fiscal 2013 amounted to $383.7 million, greater than the Adjusted EBITDA target of $380.6 million approved by the Committee. After giving effect to the discrete items referenced above, the Adjusted EBITDA portion of the Financial Component was achieved at 139.2% of the target. Our comparable store sales increased 4.7% during fiscal 2013, more than our comparable store sales target of a 3.4% increase approved by the Committee. As a result, the comparable store sales portion of the Financial Component was achieved at 131.6% of the target. With respect to the Performance Component, the Committee assigned each named executive officer a rating of at least “Meets Expectations.”

After giving effect to the Committee’s assessment, awards under the Bonus Plan were made to each named executive officer on April 11, 2014. The Bonus Plan awards earned by each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentives

We believe that long-term incentives are a component of compensation that helps us to attract and retain our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on long-term goals. We offer long-term incentives under our 2006 Incentive Plan, which we assumed on May 1, 2013, and our 2013 Omnibus Incentive Plan, which was adopted in connection with our initial public offering.

Under these plans, named executive officers (as well as other key employees and directors) are eligible to receive equity awards, including awards of restricted common stock or stock options to purchase our common stock. More detail about the stock options and restricted stock granted to our named executive officers (including the vesting provisions related to these grants) are set out in the tables that follow this discussion.

Options

Upon commencement of their employment with us, Messrs. Kingsbury, Weyhrich, Metcalf, Hand and Katz received options to purchase 1,100,000, 137,500, 220,000, 110,000 and 110,000 shares of common stock, respectively, under the 2006 Incentive Plan. As provided for under his employment agreement with us, Mr. Weyhrich received options to purchase an additional 82,500 shares of common stock concurrently with his elevation to Chief Financial Officer in November 2007. Mr. Hand received options to purchase an additional 110,000 shares of common stock in April 2009. Mr. Katz received options to purchase an additional 110,000 shares of common stock in July 2009.

In June 2013, the Committee approved the grant of options to purchase shares of our common stock to certain members of management, including our named executive officers (collectively, the “Special One-Time Grants”). Messrs. Kingsbury, Weyhrich, Metcalf, Hand and Katz received Special One-Time Grants of options to purchase 440,000, 110,000, 55,000, 110,000 and 110,000 shares of our common stock, respectively.

The amounts of each named executive officer’s option awards were based on their position with us and the total target compensation packages deemed appropriate for their positions. The Committee concluded that these awards were reasonable and consistent with the nature of the individuals’ responsibilities.

Options granted to our named executive officers prior to April 2009 under the 2006 Incentive Plan are exercisable in three tranches; options granted to our named executive officers from and after April 2009 under the 2006 Incentive Plan are exercisable in two tranches; and Special One-Time Grants granted to our named executive officers in 2013 under the 2006 Incentive Plan are exercisable in one tranche. Grants are made at or above fair market value. Option awards (other than Special One-Time Grants) granted to each named executive officer vest 40% on the second anniversary of the award with the remaining options vesting ratably over the subsequent three years. The Special One-Time Grants vest over a five year period commencing on the date (the “Trigger Date”) which is the day after the vesting of all other options held by grantee which were granted to such grantee prior to May 2013 and remain outstanding and unvested as of the date of the Special One-Time Grant, according to the following schedule: 20% on each of the first five anniversaries of the Trigger Date. All options (other than Special One-Time Grants) become exercisable upon a change of control. The vesting of Special One-Time Grants will not be accelerated in the event of a change of control, provided, however, that in the event that within two years after a change of control, the grantee’s employment is terminated without cause or the grantee resigns with good reason, then an incremental 20% of the Special One-Time Grants shall be deemed vested as of the date of termination of grantee’s employment, but in no event more than the total number of Special One-Time Grants granted to such grantee. Unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately (subject to the potential acceleration of Special One-Time Grants in the event of a change of control, as described above, and except with respect to Mr. Kingsbury, whose option agreement and Special One-Time Grant agreement provide a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or Mr. Kingsbury resigns with good reason) and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is the tenth anniversary of the grant date.

On April 24, 2009, our Board of Directors approved amendments to all outstanding option agreements between us and our employees, including certain of our named executive officers, to exchange eligible options on a one-for-one basis for replacement options and re-price certain options to a lower exercise price. All then-current employees who previously received options were permitted to exchange options with an exercise price of $24.55 per share for an equal number of options with an exercise price of $8.18 per share and a new five year vesting schedule commencing on April 24, 2009. In addition, all then-current employees with options having an exercise price of $9.09 per share were eligible to have the exercise price of such options re-priced to $8.18 per share with no loss of vesting. These amendments were designed to create better incentives for employees to remain with us and contribute to achieving our business objectives.

In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing, approved an adjustment of the exercise prices of each then outstanding option (including those held by certain of our named executive officers) from $16.36 per share and $8.18 per share to $10.96 per share and $2.78 per share, respectively, without affecting the existing vesting schedules thereof.

In order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, our Board of Directors in May 2013 approved a modification to all then outstanding options (including those held by our named executive officers) through a combination of exercise price reductions and cash payments to option holders. The reduction of the exercise prices of each outstanding option was as follows:

•	from $2.78 per share to $0.79 – $1.65 per share;

•	from $4.55 per share to $0.79 per share;

•	from $5.91 per share to $0.79 – $0.94 per share;

•	from $10.91 per share to $3.17 – $5.02 per share; and

•	from $10.96 per share to $3.17 – $5.07 per share.

The modifications, through a combination of either reduced exercise prices or cash payments, did not affect the existing vesting schedules of the outstanding options.

Restricted Stock

In connection with the commencement of their employment with us, Mr. Kingsbury received an award of 82,500 shares of restricted stock and Mr. Metcalf received an award of 55,000 shares of restricted stock. In the judgment of the Committee, these grants were appropriate for each named executive officer’s position and were instrumental to our successful recruiting of each named executive officer.

On April 24, 2009, our Board of Directors granted one-time awards of shares of restricted stock to certain of our management employees, including certain of our named executive officers as follows: Mr. Kingsbury—39,721 shares; Mr. Weyhrich—48,884 shares; Mr. Hand—56,221 shares; and Mr. Katz—44,000 shares. The amount of each named executive officer’s restricted stock award was based on his position with us and the total target compensation package deemed appropriate for his position. The Committee concluded that these awards were reasonable and consistent with the nature of the named executive officer’s responsibilities.

Shares of restricted stock granted (i) on April 24, 2009 to Messrs. Kingsbury, Weyhrich, Hand and Katz vested 50% on April 24, 2011 and vested 50% on April 24, 2012, (ii) on December 2, 2008 to Mr. Kingsbury in connection with the commencement of his employment with us vested one-third on each of December 2, 2009, December 2, 2010 and December 2, 2011, and (iii) on May 22, 2012 to Mr. Metcalf in connection with the commencement of his employment vested 50% on May 22, 2014 and will vest 50% on May 22, 2015. Except as otherwise noted:

•	shares of restricted stock vest only in the event that the recipient remains continuously employed by us on each vesting date;

•	all unvested shares of restricted stock will remain unvested following any change of control, provided, however, that 100% of such shares will vest if, following a change of control, the recipient’s employment is terminated by us without cause or the recipient resigns with good reason;

•	all unvested shares of restricted stock will vest if the recipient’s employment is terminated prior to vesting as a result of the recipient’s death or disability;

•	all unvested shares of restricted stock will automatically be forfeited (and will not vest) if the recipient’s employment with us terminates for any reason prior to the vesting date; and

•	holders of unvested restricted shares have the right to vote such shares but cannot dispose of them until such shares have vested.

Benefits and Perquisites

Benefits

We maintain broad-based benefits that are provided to all full-time employees, including health, dental, life and disability insurance. Certain of these benefits require employees to pay a portion of the premium. Except with respect to life insurance (our named executive officers all receive life insurance in an amount equal to three time their annual base salary) and participation in an executive medical reimbursement plan (pursuant to which our named executive officers receive up to a certain amount per year (grossed up) to offset the cost of covered medical expenses), these benefits are offered to our named executive officers on the same basis as all other employees. We also maintain a savings plan in which our named executive officers who have at least one year of employment with us are eligible to participate, along with a substantial majority of our employees. The savings plan is a traditional 401(k) plan, under which we match 100% of the first 3% of the named executive officer’s compensation that is deferred and 50% of the next 2% of the named executive officer’s compensation that is deferred, up to the Internal Revenue Code limit for each respective year in which the named executive officer participates in the plan.

Perquisites or Other Personal Benefits

Although our named executive officers are entitled to few perquisites or other personal benefits that are not otherwise available to all of our employees, we do provide our named executive officers with perquisites that the Committee believes are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management. We provide each of our named executive officers with a car allowance or use of a company car. Additionally, certain of our named executive officers have received reimbursement of certain relocation and temporary living expenses (which may be subject to clawback in the event of termination on the conditions specified in each such named executive officer’s employment agreement).

These perquisites or other personal benefits generally represent a relatively modest portion of each named executive officer’s total compensation. The cost of these perquisites or other personal benefits to us is set forth below in the Summary Compensation Table below under the column “All Other Compensation,” and detail about each element is set forth in the footnote table following the Summary Compensation Table.

Tax and Accounting Considerations

We structure our compensation program in a manner that is consistent with our compensation philosophy and objectives. However, in the course of making decisions about executive compensation, the Committee takes into account certain tax and accounting considerations. For example, they take into account Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. In making decisions about executive compensation, they also consider how various elements of compensation will affect our financial reporting. For example, they consider the impact of FASB ASC Topic 718—Stock Compensation, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

While it is the general intention of the Committee to design the components of our executive compensation program in a manner that is tax efficient for both us and our named executive officers, there can be no assurance that they will always approve compensation that is advantageous for us from a tax perspective.

Termination Based Compensation

Severance arrangements applicable to our named executive officers are set forth in each of their respective employment agreements. We believe these arrangements play an important role in protecting our highly competitive business by restricting our executive officers from working for a competitor during the specified severance period. Additionally, each named executive officer’s option grant agreement and restricted stock agreement (if applicable) contains terms regarding vesting in connection with the termination of employment and changes in control. A detailed discussion of compensation payable upon termination or a change in control is provided below under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Burlington Stores, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on such review and discussions, recommended to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Jordan Hitch

Joshua Bekenstein

The preceding Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Interlocks and Insider Participation

Messrs. Bekenstein and Hitch served at all times during fiscal 2013, and continue to currently serve, on the Committee. Neither of these individuals (i) has ever been an officer or an employee of ours, nor (ii) except as otherwise set forth herein, has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. In addition, none of our executive officers serve (or served at any time during fiscal 2013) as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

Compensation-Related Risk

In accordance with applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking. The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees and, based on such evaluation, has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas A. Kingsbury,	2013	1,040,165	225,000	(4)	—	4,027,194	1,756,130	333,000	7,381,489
President and Chief Executive Officer	2012	958,291	—		—	—	—	68,176	1,026,467
	2011	887,167	—		—	—	609,494	55,378	1,552,039

Todd Weyhrich,	2013	521,863	—		—	925,509	533,455	54,607	2,035,434
Executive Vice President and Chief Financial Officer	2012	509,135	—		—	—	—	48,444	557,579
	2011	492,548	—		—	—	170,625	45,855	709,028

Paul Metcalf,	2013	611,876	—		—	1,050,163	615,087	141,663	2,418,789
Executive Vice President and Chief Merchandising Officer	2012	450,000	300,000	(1)	305,600	898,011	—	272,403	2,226,014

Fred Hand,	2013	548,282	—		—	984,740	560,461	46,304	2,139,787
Executive Vice President of Stores	2012	535,690	—		—	—	—	47,785	583,475
	2011	521,863	—		—	—	179,263	49,526	750,652

Marc Katz,	2013	509,135	—		—	986,233	520,444	61,728	2,077,540
Executive Vice President, Merchandising Support and Information Technology	2012	495,962	—		—	—	—	49,656	545,618
	2011	470,577	—		—	—	165,506	30,732	666,815

(1)	Represents a sign-on bonus pursuant to the terms of the named executive officer’s employment agreement.
(2)	Represents the aggregate grant date fair value of awards of restricted shares of our common stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in Note 12 (entitled “Stock Option and Award Plans and Stock-Based Compensation”) to our February 1, 2014 Consolidated Financial Statements. The vesting terms and conditions of restricted stock awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(3)	Represents the aggregate grant date fair value of awards of options to purchase shares of our common stock and the incremental value of the modifications described below under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the table entitled “Outstanding Equity Awards at Fiscal Year-End.” The amounts shown were calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in Note 12 (entitled “Stock Option and Award Plans and Stock-Based Compensation”) to our February 1, 2014 Consolidated Financial Statements. The amount of compensation, if any, actually realized by a named executive officer from the exercise and sale of vested options will depend on numerous factors, including the continued employment of the named executive officer during the vesting period of the award and the amount by which the share price on the day of exercise and sale exceeds the option exercise price. The vesting terms and conditions of option awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(4)	Represents a special one-time bonus award for Mr. Kingsbury for his performance during fiscal 2013.
(5)	Represents awards earned under the Bonus Plan.

(6)	The amounts reported in this column for fiscal 2013 represent the following:

Name	Relocation Expenses ($)(a)	Company Matching 401(k) Contributions ($)	Automobile Reimbursement ($)(b)	Company Paid Amounts for Life Insurance ($)	Executive Medical Reimbursement Plan ($)(c)	Other Perquisites or Contractual Arrangements ($)(d)	Total ($)
Thomas A. Kingsbury	—	10,200	35,000	2,538	11,989	273,273	333,000
Todd Weyhrich	—	10,200	25,000	2,484	16,923	—	54,607
Paul Metcalf	66,118	10,200	25,000	2,563	17,808	19,974	141,663
Fred Hand	—	10,200	16,530	2,538	17,036	—	46,304
Marc Katz	—	10,200	25,000	2,424	24,104	—	61,728

(a)	Consists of reimbursement for certain temporary housing expenses (grossed up).
(b)	The amount shown with respect to Mr. Hand consists of the following incremental costs to us associated with his use of a company car: (i) the value of the use of the company car purchased by us in fiscal 2011 ($8,750); (ii) automobile insurance ($1,633); (iii) maintenance expenses ($3,001); and (iv) fuel expenses ($3,146). We incurred a cost of $33,601 to purchase a new car for Mr. Hand in fiscal 2011. The amounts shown with respect to each other named executive officer consists of such officer’s aggregate annual automobile allowance.
(c)	Represents amounts reimbursed by us to each named executive officer as part of his participation in our executive medical reimbursement plan (grossed up).
(d)	Represents amounts paid by the Company on behalf of the named executive officer for certain state tax liabilities and reimbursement for estimated applicable income taxes to be paid by the named executive officer resulting from the inclusion of such amounts in such named executive officer’s taxable income.

Grants of Plan-Based Awards

The following table sets forth information regarding our grants of plan-based awards to our named executive officers during fiscal 2013:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares(#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(2)
Thomas A. Kingsbury	—	—	$327,200	$1,308,800	—	—	—	—	—
	6/17/13	6/14/13	—	—	—	—	440,000	4.55	2,480,000

Todd Weyhrich	—	—	$98,496	$393,985	—	—	—	—	—
	6/17/13	6/14/13	—	—	—	—	110,000	4.55	620,100

Paul Metcalf	—	—	$115,547	$462,188	—	—	—	—	—
	6/17/13	6/14/13	—	—	—	—	55,000	4.55	310,050

Fred Hand	—	—	$103,482	$413,930	—	—	—	—	—
	6/17/13	6/14/13	—	—	—	—	110,000	4.55	620,100

Marc Katz	—	—	$96,094	$384,375	—	—	—	—	—
	6/20/13	6/14/13	—	—	—	—	110,000	4.55	620,100

(1)	The amounts shown represent the threshold and target payments the named executive officer was eligible to receive under our Bonus Plan for fiscal 2013 in the event that the named executive officer “Meets Expectations” pursuant to the Performance Component and (i) with respect to the threshold payment, we attain only the predetermined threshold Adjusted EBITDA under the Financial Component, and (ii) with respect to the target payment, we attain both the predetermined target Adjusted EBITDA and the predetermined comparable store sales results target under the Financial Component. Amounts actually paid to each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Under the Bonus Plan, each named executive officer is eligible for his target bonus plus an additional bonus payment equivalent to a percentage of every dollar above the Adjusted EBITDA or comparable store sales targets in the event that actual results exceed the targets. Accordingly, the Bonus Plan provides for unlimited potential awards and, as such, this column contains no maximum values. For additional information regarding the Bonus Plan, please refer to the section above entitled “Annual Incentive Awards.”
(3)

The amounts shown represent Special One-Time Grants of options to purchase our common stock granted to each named executive officer under the 2006 Incentive Plan during fiscal 2013. The Special One-Time Grants vest over a five year period commencing on the

Trigger Date which is the day after the vesting of all other options held by grantee which were granted to such grantee prior to May 2013 and remain outstanding and unvested as of the date of the Special One-Time Grant, according to the following schedule: 20% on each of the first five anniversaries of the Trigger Date. For additional information regarding these grants, please refer to the section above entitled “Long-Term Incentives.”
(4)	All grants of options had an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Because we were a privately-held company and there was no market for shares of our common stock at the time of grant, fair market value was determined by our Board of Directors based on available information that was material to the value of our common stock.
(5)	The amounts shown in this column reflect the grant date fair value of the stock and option awards calculated in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have written employment agreements with each of our named executive officers that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each named executive officer’s participation in our Bonus Plan and employee benefit plans. On August 16, 2007, we entered into an employment agreement with Mr. Weyhrich which, as amended, provides for a minimum base salary of $450,000 and may terminate any year on August 21, upon our giving Mr. Weyhrich 90 days’ notice. On January 28, 2008, we entered into an employment agreement with Mr. Hand which, as amended, provides for a minimum base salary of $500,000 and may terminate any year on February 11, upon our giving Mr. Hand 90 days’ notice. On June 26, 2008, we entered into an employment agreement with Mr. Katz which, as amended, provides for a minimum base salary of $400,000 and may terminate any year on July 9, upon our giving Mr. Katz 90 days’ notice. On December 2, 2008, we entered into an employment agreement with Mr. Kingsbury which, as amended, provides for a minimum base salary of $850,000 and does not contain a fixed expiration date. On March 12, 2012, we entered into an employment agreement with Mr. Metcalf which, as amended, provides for a minimum base salary of $600,000 and may terminate any year on April 23, upon our giving Mr. Metcalf 90 days’ notice.

The agreements also restrict each named executive officer’s ability to engage in or perform any activities that are competitive with our business or to solicit our employees away from our service while we employ the executive and for a period of one to two years thereafter. Additionally, we have written agreements with each named executive officer pursuant to which we have granted them shares of restricted stock and options to purchase shares under our 2006 Incentive Plan. For additional information regarding such grants, please refer to the section above entitled “Long-Term Incentives.”

In addition, each employment agreement specifies payments and benefits that would be due to such named executive officer upon the termination of his employment with us. For additional information regarding amounts payable upon termination to each of our named executive officers, see the discussion below under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

On April 24, 2009, our Board of Directors approved amendments to all outstanding option agreements between us and our employees, including certain of our named executive officers, to exchange eligible options on a one-for-one basis for replacement options and re-price certain options to a lower exercise price. All then-current employees who previously received options were permitted to exchange options with an exercise price of $24.55 per share for an equal number of options with an exercise price of $8.18 per share and a new five year vesting schedule commencing on April 24, 2009. In addition, all then-current employees with options having an exercise price of $9.09 per share were eligible to have the exercise price of such options re-priced to $8.18 per share with no loss of vesting. These amendments were designed to create better incentives for employees to remain with us and contribute to achieving our business objectives.

In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing, approved an adjustment of the exercise prices of each then outstanding option (including those held by certain of our named executive officers) from $16.36 per share and $8.18 per share to $10.96 per share and $2.78 per share, respectively, without affecting the existing vesting schedules thereof.

In order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, our Board of Directors in May 2013 approved a modification to all then outstanding options (including those held by our named executive officers) through a combination of exercise price reductions and cash payments to option holders. The reduction of the exercise prices of each outstanding option was as follows:

•	from $2.78 per share to $0.79 – $1.65 per share;

•	from $4.55 per share to $0.79 per share;

•	from $5.91 per share to $0.79 – $0.94 per share;

•	from $10.91 per share to $3.17 – $5.02 per share; and

•	from $10.96 per share to $3.17 – $5.07 per share.

The modifications, through a combination of either reduced exercise prices or cash payments, did not affect the existing vesting schedules of the outstanding options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding stock options and shares of unvested restricted stock held by each named executive officer as of February 1, 2014:

		Option Awards						Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable		Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares That Have Not Vested (#)(8)	Market Value of Shares of Stock That Have Not Vested ($)(9)
Thomas A. Kingsbury	12/2/2008	110,000	(3)	—		0.79	12/2/2018	—	—
	12/2/2008	55,000	(5)	—		3.17	12/2/2018	—	—
	12/2/2008	—		55,000	(4)	0.79	12/2/2018	—	—
	6/17/2013	—		440,000	(2)	4.55	6/17/2023	—	—

Todd Weyhrich	8/21/2007	—		9,174	(4)	1.65	8/21/2017	—	—
	11/5/2007	—		5,500	(4)	1.65	11/5/2017	—	—
	6/17/2013	—		110,000	(2)	4.55	6/17/2023	—	—

Paul Metcalf	5/22/2012	—		—		—	—	55,000	1,406,900
	5/22/2012	—		186,670	(7)	0.79	5/22/2022	—	—
	5/22/2012	—		33,330	(7)	3.17	5/22/2022	—	—
	6/17/2013	—		55,000	(2)	4.55	6/17/2023	—	—

Fred Hand	2/11/2008	—		7,337	(4)	0.79	2/11/2018	—	—
	4/13/2009	—		14,674	(6)	0.79	4/13/2019	—	—
	4/13/2009	—		7,337	(5)	3.17	4/13/2019	—	—
	6/17/2013	—		110,000	(2)	4.55	6/17/2023	—	—

Marc Katz	7/9/2008	—		7,337	(4)	0.79	7/9/2018	—	—
	7/22/2009	14,663	(6)	14,674	(6)	0.79	7/22/2019	—	—
	7/22/2009	7,337	(5)	7,337	(5)	3.17	7/22/2019	—	—
	6/20/2013	—		110,000	(2)	4.55	6/20/2023	—	—

(1)	All options (other than Special One-Time Grants) vest 40% on the second anniversary of the grant date, 20% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date.
(2)	Special One-Time Grant which vests over a five year period commencing on the Trigger Date, which is the day after the vesting of all other options held by grantee which were granted to such grantee prior to May 2013 and remain outstanding and unvested as of the date of the Special One-Time Grant, according to the following schedule: 20% on each of the first five anniversaries of the Trigger Date.
(3)

Pursuant to an amendment to the named executive officer’s option agreement on April 24, 2009, the exercise price of these options was modified to be $8.18 per share. In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing, approved an adjustment of the exercise prices of each then outstanding option from $8.18 per share to $2.78 per share without affecting the existing vesting schedules thereof. In May 2013, our Board of Directors, in order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, approved a modification to the outstanding options, through a combination of exercise price reductions and cash payments to the option holders.
(4)	Pursuant to an amendment to the named executive officer’s option agreement on April 24, 2009, these options were replaced on a one-for-one basis for replacement options with (i) an exercise price of $8.18 per share, and (ii) a new five-year vesting period commencing from and after such date, such that 40% of these options shall vest on April 24, 2011, and then one-third of the remaining 60% shall vest on April 24, 2012, 2013 and 2014, respectively. In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing, approved an adjustment of the exercise prices of each then outstanding option from $8.18 per share to $2.78 per share without affecting the existing vesting schedules thereof. In May 2013, our Board of Directors, in order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, approved a modification to the outstanding options, through a combination of exercise price reductions and cash payments to the option holders.
(5)	In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing, approved an adjustment of the exercise prices of each then outstanding option from $16.36 per share to $10.96 per share without affecting the existing vesting schedules thereof. In May 2013, our Board of Directors, in order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, approved a modification to the outstanding options, through a combination of exercise price reductions and cash payments to the option holders.
(6)	In April 2011, our Board of Directors, in connection with the dividend paid pursuant to our February 2011 debt refinancing approved an adjustment of the exercise price of each then outstanding option from $8.18 per share to $2.78 per share without affecting the existing vesting schedules thereof. In May 2013, our Board of Directors, in order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, approved a modification to the outstanding options, through a combination of exercise price reductions and cash payments to the option holders.
(7)	In May 2013, our Board of Directors, in order to mitigate the impact of the dividend paid pursuant to our February 2013 debt refinancing, approved a modification to the outstanding options, through a combination of exercise price reductions and cash payments to the option holders.
(8)	Fifty percent (50%) of the shares of restricted stock granted to Mr. Metcalf vested on May 22, 2014. Provided that he remains continuously employed by us on such date, 50% of Mr. Metcalf’s shares of restricted stock will vest on May 22, 2015.
(9)	The amount set forth in this column represents the fair market value of the unvested shares of restricted stock as of February 1, 2014 held by the named executive officer using a price of $25.58 per share, which was the fair market value of each share at the end of fiscal 2013.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by our named executive officers, and the vesting of our named executive officers’ restricted stock, during fiscal 2013.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas A. Kingsbury	220,000	—	(2)	—	—
	137,500	327,250	(3)
Todd Weyhrich	73,337	—	(2)	—	—
	14,663	22,288	(4)
Paul Metcalf	—	—		—	—
Fred Hand	65,989	—	(2)	—	—
	29,337	69,822	(3)
Marc Katz	58,652	—	(2)	—	—
	14,674	34,924	(3)

(1)	Messrs. Kingsbury, Weyhrich, Hand and Katz exercised the options reflected in this column on June 12, 2013, June 28, 2013, July 1, 2013 and July 15, 2013, respectively.
(2)	The dollar value reflects the difference in the fair market value of our shares at the time of exercise ($3.17) and the option’s exercise price ($3.17).
(3)	The dollar value reflects the difference in the fair market value of our shares at the time of exercise ($3.17) and the option’s exercise price ($0.79). This amount was not realized by the named executive officer as he retained ownership of the shares received upon exercise.
(4)	The dollar value reflects the difference in the fair market value of our shares at the time of exercise ($3.17) and the option’s exercise price ($1.65). This amount was not realized by the named executive officer as he retained ownership of the shares received upon exercise.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

The following is a discussion of payments and benefits that would be due to each of our named executive officers upon the termination of his employment with us, including termination in connection with a change of control. The amounts in the table below assume that each termination was effective as of January 31, 2014, the last business day of fiscal 2013, and are merely illustrative of the impact of a hypothetical termination of each executive’s employment. The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

Employment Agreements

We maintain employment agreements with each of our named executive officers that provide certain benefits upon termination of employment.

Termination Without Cause or for Good Reason

Each named executive officer’s employment agreement provides that he will be entitled to receive the following in the event that (i) his employment is terminated by us without “cause” or by him for “good reason” (as those terms are defined below), or (ii) other than Mr. Kingsbury, the term of his employment expires on the expiration date specified in his employment agreement:

•	all previously earned and accrued but unpaid base salary and vacation and unpaid business expenses up to the date of such termination or expiration;

•	as applicable, any unpaid guaranteed bonuses or unreimbursed permitted relocation expenses;

•	a pro-rated portion of the then current year’s annual target performance bonus under the Bonus Plan through the date of termination or expiration, based on actual results (Bonus Payment);

•	severance pay (Severance Payment) in the full amount of his base salary at the time of termination or expiration from the date of termination or expiration, as applicable, through the period ending on the first anniversary of the date of termination or expiration (in Mr. Kingsbury’s case, the second anniversary of the date of termination); and

•	full continuation (Benefits Continuation) of his (i) hospital, health, disability, medical and life insurance benefits during the one-year period commencing on the date of termination (in Mr. Kingsbury’s case, a two year period commencing on the date of termination) with respect to Messrs. Kingsbury, Weyhrich, Hand and Katz, provided that to the extent any of those benefits cannot be provided by us during the applicable period, we will provide the executive with a sum of money calculated to permit him to obtain the same benefits individually, grossed up for tax purposes so that he remains whole; and (ii) medical insurance benefits during the one-year period commencing on the date of termination with respect to Mr. Metcalf, but only to the extent such medical insurance benefit was previously elected by the executive and in effect immediately prior to the date of termination and can be provided under our medical insurance plan during such period, provided that to the extent such benefits cannot be provided by us during such period, we will provide the executive with a sum of money calculated to permit him to obtain the same benefits individually, grossed up for tax purposes so that he remains whole.

Except as otherwise stated, such payments will be made in regular installments in accordance with our general payroll practices. All amounts payable as compensation are subject to all customary withholding, payroll and other taxes.

If, during the period when Mr. Metcalf is receiving Severance Payment or Benefits Continuation, he receives compensation from any source for services which are substantially similar to services provided by him under his employment agreement with us or accepts employment with a third party, (i) his Severance Payment will be reduced by the amount of any compensation received by him from such third party or new employer in respect of any services to be provided during the period prior to the first anniversary of termination or expiration, and (ii) Benefits Continuation will immediately cease on the earlier of the date he is first entitled to receive medical insurance benefits from his new employer or the first anniversary of the date of termination or expiration. Mr. Kingsbury’s rights to receive Benefits Continuation will cease at such time as he is eligible to be covered under the hospital, health, disability, medical or life insurance benefits, as apply, of any subsequent employer.

Each named executive officer shall only be entitled to receive the Bonus Payment, Severance Payment and Benefits Continuation in the event that he:

•	executes a release of claims in respect of his employment with us; and

•	has not breached, as of the date of termination or at any time during the period for which such payments or services are to be made, certain restrictive covenants (Restrictive Covenants) contained in his employment agreement regarding (i) confidentiality, (ii) intellectual property rights, and (iii) non-competition and non-solicitation (each of which extend for a period of one year (or two years, in the case of Mr. Kingsbury) following termination of employment).

Our obligation to make such payments or provide such services will terminate upon the occurrence of any such breach during such period.

For purposes of each named executive officer’s employment agreement,

•	“cause” means the named executive officer (i) is convicted of a felony or other crime involving dishonesty towards us or material misuse of our property; (ii) engages in willful misconduct or fraud with respect to us or any of our customers or suppliers or an intentional act of dishonesty or disloyalty in the course of his employment; (iii) refuses to perform his material obligations under his employment agreement which failure is not cured within 15 days after written notice to him; (iv) misappropriates one or more of our material assets or business opportunities; or (v) breaches a Restrictive Covenant which breach, if capable of being cured, is not cured within 10 days of written notice to him; and

•	“good reason” means the occurrence of any of the following events without the written consent of the named executive officer: (i) a material diminution of his duties or the assignment to him of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with his position; (ii) our requiring him to be based at a location which is 50 or more miles from his principal office location on the date he commences employment with us; or (iii) a material breach by us of our obligations pursuant to his employment agreement (which breach goes uncured after notice and a reasonable opportunity to cure). No such condition is deemed to be “good reason” unless (i) we are notified within 30 days of the initial existence of such condition and are provided with a period of at least 30 days from the date of notice to remedy the condition, and (ii) (a) with respect to each named executive officer other than Mr. Kingsbury, within 10 days after the expiration of such period (but in no event later than 120 days after the initial existence of the condition), the named executive officer actually terminates his employment with us by providing written notice of resignation for our failure to remedy the condition; or (b) with respect to Mr. Kingsbury, at any time during the period commencing 10 days after the expiration of such period and ending 180 days after Mr. Kingsbury’s knowledge of the initial existence of the condition (but in all events within two years after the initial existence of said condition), Mr. Kingsbury actually terminates his employment with us by providing written notice of resignation for our failure to remedy the condition.

Termination for Any Other Reason

In the event that he is terminated for any other reason, including as a result of his death, disability, voluntary resignation for other than good reason or by resolution of our Board of Directors for cause, each named executive officer’s employment agreement provides that he shall only be entitled to receive all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination.

Change-in-Control

None of our named executive officers are entitled to receive any payments upon a change-in-control pursuant to the terms of his employment agreement.

Option and Restricted Stock Agreements

Pursuant to the terms of the option agreements with each of our named executive officers, all options (other than Special One-Time Grants) become exercisable upon a change of control (as defined in the Amended Agreement, as that term is defined below). The vesting of Special One-Time Grants will not be accelerated in the event of a change of control, provided, however, that in the event that within two years after a change of control, the grantee’s employment is terminated without cause or the grantee resigns with good reason, then an incremental 20% of the Special One-Time Grants shall be deemed vested as of the date of termination of grantee’s employment, but in no event more than the total number of Special One-Time Grants granted to such grantee. Unless determined otherwise by the plan administrator, upon cessation of employment and subject to the terms of the 2006 Incentive Plan,

•	options that have not vested will terminate immediately (subject to the potential acceleration of Special One-Time Grants in the event of a change of control, as described above, and except with respect to Mr. Kingsbury, whose option agreement and Special One-Time Grant agreement provide a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated by us without cause or Mr. Kingsbury resigns with good reason); and

•	unexercised vested options will be exercisable for a period of 60 days.

Pursuant to the terms of the restricted stock agreements with our named executive officers and subject to the terms of the 2006 Incentive Plan,

•	all unvested shares of restricted stock will remain unvested following any change of control, provided, however, that 100% of such shares will vest if, following a change of control, the recipient’s employment is terminated by us without cause or the recipient resigns with good reason;

•	all unvested shares of restricted stock will vest if the recipient’s employment is terminated prior to vesting as a result of the recipient’s death or disability; and

•	all unvested shares of restricted stock will automatically be forfeited (and will not vest) if the recipient’s employment with us terminates for any reason (other than if, following a change of control, recipient’s employment is terminated by us without cause or the recipient resigns with good reason) prior to the vesting date.

	Termination Without Cause or for Good Reason or Expiration of Employment Agreement					Termination for Any Other Reason ($)(5)	Option Acceleration Upon Change of Control ($)(6)	Restricted Stock Acceleration Upon Change of Control, Death or Disability ($)(7)
Name	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Medical Benefits Continuation ($)(3)	Life Insurance Continuation ($)	Option and Restricted Stock Acceleration ($)(4)
Thomas A. Kingsbury	2,094,082	1,756,130	20,337	2,538	1,363,450	—	3,214,090	—
Todd Weyhrich	525,313	533,455	12,107	2,484	—	—	813,809	—
Paul Metcalf	616,250	615,087	11,393	—	—	—	5,605,804	1,406,900
Fred Hand	551,906	560,461	10,953	2,538	—	—	1,172,735	—
Marc Katz	512,500	520,444	11,393	2,424	—	—	1,172,735	—

(1)	The amount set forth in this column (i) reflects the severance pay the named executive officers would be entitled to receive based upon salaries in effect as of January 31, 2014, (ii) with respect to Mr. Kingsbury, assumes that the severance pay will be provided for a period of two years in accordance with the terms of his employment agreement; and (iii) with respect to each named executive officer other than Mr. Kingsbury, assumes that the severance pay will be provided for a period of one year in accordance with the terms of his employment agreement.
(2)	The amounts set forth in this column for each of the named executive officers reflect the actual award to be received pursuant to the Bonus Plan with respect to fiscal 2013 to the extent such officer remains employed by us on the payment date.
(3)	The amounts set forth in this column have been calculated based upon the coverage rates and elections in effect as of as January 31, 2014 for each of the named executive officers, and assumes that we can provide such coverage (i) for a period of two years for Mr. Kingsbury; and (ii) for a period of one year with respect to each named executive officer other than Mr. Kingsbury.
(4)	As described above, upon cessation of employment and subject to the terms of the 2006 Incentive Plan, options and restricted stock that have not vested will terminate immediately (subject to the potential acceleration of Special One-Time Grants in the event of a change of control, as described above, and except with respect to Mr. Kingsbury, whose option and Special One-Time Grant agreements contain a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or if Mr. Kingsbury resigns with good reason). The market value of each share of our common stock was $25.58 per share (“Market Price”) as of January 31, 2014. The dollar value in this column with respect to Mr. Kingsbury represents the product obtained by multiplying (a) the number of accelerated options with an exercise price less than the Market Price, by (b) the amount by which the Market Price exceeds such exercise price. As the hypothetical termination date of January 31, 2014 precedes the Trigger Date, options would not accelerate under Mr. Kingsbury’s Special One-Time Grant agreement.
(5)	Under our employment agreement with each named executive officer, in the event that such named executive officer is terminated for any reason other than by us without cause or by him for good reason, including as a result of death, disability, voluntary resignation for other than good reason or by resolution of our Board of Directors for cause, he shall only be entitled to receive all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination.
(6)	As described above, all options (other than Special One-Time Grants) become exercisable upon a change of control. The vesting of Special One-Time Grants will not be accelerated in the event of a change of control, provided, however, that in the event that within two years after a change of control, the grantee’s employment is terminated without cause or the grantee resigns with good reason, then an incremental 20% of the Special One-Time Grants shall be deemed vested as of the date of termination of grantee’s employment, but in no event more than the total number of Special One-Time Grants granted to such grantee. Accordingly, the amount set forth in this column represents (assuming (i) withholding tax obligations due in connection with vesting are satisfied by a cash payment to us, and (ii) that a change of control has occurred and the grantee’s employment is terminated without cause or the grantee resigns with good reason) the product obtained by multiplying (a) the number of accelerated options with an exercise price less than the Market Price, by (b) the amount by which the Market Price exceeds such exercise price.
(7)	As described above, all unvested shares of restricted stock will remain unvested following any change of control, provided, however, that 100% of such shares will vest if, following a change of control, the named executive officer’s employment is terminated by us without cause or the named executive officer resigns with good reason. Unvested shares of restricted stock will vest if the named executive officer’s employment is terminated prior to vesting as a result of the named executive officer’s death or disability. Accordingly, the amount set forth in this column represents (assuming withholding tax obligations due in connection with the restricted stock are satisfied by a cash payment to us) the product obtained by multiplying the number of unvested shares of restricted stock by the Market Price in the event (a) of such named executive officer’s death or disability, or (b) the employment of such named executive officer is terminated by us without cause or he resigns with good reason following a change of control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Incentive Plans

In connection with the Merger Transaction, Burlington Coat Factory Holdings, Inc. (“Holdings”) adopted the 2006 Incentive Plan, which we assumed on May 1, 2013. In connection with our initial public offering, we adopted the 2013 Incentive Plan. Each plan provides for grants of awards to employees, non-employee directors and consultants. There are 10,125,258 shares and 6,000,000 shares of our common stock currently reserved for issuance under the 2006 Incentive Plan and the 2013 Incentive Plan, respectively.

Stockholders Agreement

On February 14, 2013, in connection with our reorganization, we and the investors (including affiliates of Bain Capital who own a controlling interest in us) and managers, from time to time party thereto, which currently includes, among others, each of our named executive officers, entered into our Stockholders Agreement. On March 13, 2014, we, the managers and the investors entered into an Amended and Restated Stockholders Agreement (the “Amended Agreement”). The Amended Agreement provides that all managers other than such managers who are Senior Vice Presidents or above and such other persons designated from time to time by the Company’s board of directors as “senior managers,” may sell shares of our common stock subject to the Stockholders Agreement to the public, in accordance with applicable securities laws and the Company’s insider trading policy, as follows: up to 25% from and after adoption of Amended Agreement (the “Effective Date”), up to 50% from and after six months from the Effective Date, up to 75% from and after nine months from the Effective Date, and without quantity restriction from and after the one year anniversary of the Effective Date. Prior to the effectiveness of the Amended Agreement, managers were prohibited from selling shares of our common stock subject to the Stockholders Agreement other than in proportion to sales by the investors of their Company common stock until the expiration of the Stockholders Agreement, which will occur on the earlier of the fifth anniversary of our initial public offering or the time the investors have sold two-thirds (2/3) of their original holdings of our common stock. Senior managers remain subject to this restriction on sale under the Amended Agreement. In the event that the investors sell a percentage of their shares that is higher than the percentage allowed by the provision described above, all managers will be able to sell up to the percentage then sold by the investors. The Amended Agreement provides that non-senior managers will (i) be released from the Amended Agreement from and after the first anniversary of the Effective Date, and (ii) not have piggyback registration rights on future registered offerings of our common stock by the investors. Senior managers retain piggyback registration rights.

Advisory Agreement

In connection with the Merger Transaction, Holdings entered into an advisory agreement with Bain Capital (the “Prior Advisory Agreement”) pursuant to which Bain Capital provided certain management, consulting, financial and other advisory services. On February 14, 2013, we and each of Holdings, Burlington Coat Factory Warehouse Corporation, and Bain Capital entered into an Amended and Restated Advisory Agreement (the “Advisory Agreement”), which amended the Prior Advisory Agreement to add us as a party thereto. The Advisory Agreement had a 10-year initial term, and thereafter was subject to automatic one-year extensions unless we or Bain Capital provided written notice of termination, except that the agreement terminated automatically upon our initial public offering or a change of control. If the Advisory Agreement terminated early, Bain Capital would be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses, as well as the present value of the periodic fee that would otherwise have been payable through the end of the 10-year term. The Advisory Agreement was terminated on October 2, 2013 in connection with our initial public offering. As a result of the termination, Bain Capital was paid a fee of $10.1 million. Prior to the termination of the Advisory Agreement, Bain Capital was paid a periodic fee of $1.0 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees, and a fee equal to 1% of the transaction value of certain financing, acquisition, disposition or change of control or similar transactions by or involving the Company. Fees paid to Bain Capital pursuant to the Advisory Agreement amounted to $2.9 million during fiscal 2013 and $4.3 million during each of fiscal 2012 and fiscal 2011.

Merchandise Purchases

Jim Magrini, brother-in-law of Joyce Manning Magrini, our Executive Vice President of Human Resources, is an independent sales representative of one of our suppliers of merchandise inventory. This relationship predated the commencement of Ms. Magrini’s employment with us. The dollar amount of our merchandise inventory purchases through Mr. Magrini serving as an independent sales representative for such supplier amounted to $2,448,022 since the beginning of fiscal 2013. Mr. Magrini’s sales commissions generated by virtue of these transactions amounted to $81,378 since the beginning of fiscal 2013.

Indemnification Agreements

We are party to indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Transactions with Portfolio Companies

Bain Capital, either directly or through affiliates, has ownership interests in a broad range of companies (“Portfolio Companies”) with whom we may from time to time enter into commercial transactions in the ordinary course of business, primarily for the purchase of goods and services. We believe that none of our transactions or arrangements with Portfolio Companies is significant enough to be considered material to Bain Capital or to our business.

Policies and Procedures With Respect to Related Party Transactions

We have adopted policies and procedures whereby our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our Code of Ethics requires that all of our employees and directors inform the Company of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer must complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with Burlington’s management and Deloitte & Touche LLP the audited consolidated financial statements of Burlington contained in Burlington’s Annual Report on Form 10-K for the 2013 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Burlington.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Burlington Stores, Inc.’s Annual Report on Form 10-K for its 2013 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Paul J. Sullivan, Chairman

Tricia Patrick

John Mahoney

The preceding report of the audit committee does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than February 6, 2015.

In accordance with our bylaws, for a proposal of a stockholder to be properly brought before our 2015 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, together with all supporting documentation required by our bylaws, (a) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of our 2014 Annual Meeting of Stockholders, or (b) in the event that our 2015 Annual Meeting of Stockholders is held more than thirty (30) days before or more than seventy (70) days after the first anniversary of our 2014 Annual Meeting of Stockholders, notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Stockholder proposals should be delivered to Burlington Stores, Inc., Attn: Secretary, 1830 Route 130 North, Burlington, New Jersey 08016.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single set of proxy materials unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock may be “householding” our proxy materials. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Upon request, Burlington will promptly deliver a separate copy of our proxy materials to any beneficial owner at a shared address to which a single copy of any of those materials was delivered. To receive a separate copy, you may write or call Burlington Investor Relations at Burlington Stores, Inc., 1830 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445.

Any stockholders who share the same address and currently receive multiple copies of our proxy materials, who wish to receive only one copy in the future, can contact American Stock Transfer & Trust Company, LLC (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of Burlington’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Burlington Investor Relations at Burlington Stores, Inc., 1830 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445. The Annual Report on Form 10-K is also available on our corporate website, www.burlingtonstores.com , under “Investor Relations—SEC Filings.”

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Paul C. Tang, Executive Vice President, General Counsel and Secretary

Dated: June 6, 2014

ANNUAL MEETING OF STOCKHOLDERS OF

BURLINGTON STORES, INC.

July 18, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice & Proxy Statement, Annual Report on Form 10-K and Form of Electronic Proxy Card are available at -

http://www.astproxyportal.com/ast/18550/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.  

¢ 20230304000000001000 5	071814

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2 AND 3 AND “1 YEAR” IN PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

								FOR	AGAINST	ABSTAIN
1. Election of Directors:						2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 31, 2015.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡	Joshua Bekenstein Jordan Hitch	Class I director Class I director		3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.	☐	☐	☐
							1 year	2 years	3 years	ABSTAIN
						4.	To approve, on an advisory (non-binding) basis, the frequency of future votes regarding executive compensation. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and “1 YEAR” in Proposal 4.

						MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

BURLINGTON STORES, INC.

July 18, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice & Proxy Statement, Annual Report on Form 10-K and Form of Electronic Proxy Card are available at -

http://www.astproxyportal.com/ast/18550/

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   

¢ 20230304000000001000 5	071814

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2 AND 3 AND “1 YEAR” IN PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

								FOR	AGAINST	ABSTAIN
1. Election of Directors:						2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 31, 2015.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡	Joshua Bekenstein Jordan Hitch	Class I director Class I director		3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.	☐	☐	☐
							1 year	2 years	3 years	ABSTAIN
						4.	To approve, on an advisory (non-binding) basis, the frequency of future votes regarding executive compensation. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and “1 YEAR” in Proposal 4.

						MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0 ¢

BURLINGTON STORES, INC.

Proxy for Annual Meeting of Stockholders on July 18, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas A. Kingsbury, Paul Tang and Robert LaPenta, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Burlington Stores, Inc., to be held July 18, 2014 at the company’s corporate offices, located at 1830 Route 130 North, Burlington, New Jersey 08016, on July 18, 2014 at 10:00 a.m. Eastern Time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢